CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       CHARDAN CHINA ACQUISITION CORP. III

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                         Pursuant to Section 242 of the
                       General Corporation Law of Delaware
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            The undersigned Chief Executive Officer of Chardan China Acquisition Corp. III ("Corporation"), DOES HEREBY CERTIFY:

      FIRST: The name of the Corporation is Chardan China Acquisition Corp. III.

      SECOND: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and by substituting the following new Article FIRST in lieu thereof:

            "FIRST. The name of the corporation is Chardan South China Acquisition Corporation (hereinafter sometimes referred to as the "Corporation")."

      THIRD: The foregoing Amendment to the Certificate of Incorporation was duly approved and adopted by joint unanimous written consent of the Corporation's Board of Directors and the holders of all of the outstanding shares entitled to vote on an amendment to the Certificate of Incorporation in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of Delaware.

            IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment on this 14th day of July, 2005.


                                  /s/ Kerry Propper
                                  -----------------
                                  Kerry Propper
                                  Chief Executive Officer